Exhibit 5.1

November 22, 2021

Brooklyn ImmunoTherapeutics, Inc.
140 58th Street, Building A, Suite 2100
Brooklyn, New York 11220

Ladies and Gentlemen:

We have acted as counsel to Brooklyn ImmunoTherapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (as amended by Amendment No. 1 thereto, the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering for resale an aggregate of 6,281,454 shares (the “Shares”) of the Company’s common stock, par value $0.005 per share, that were issued to certain former owners or beneficial owners of Novellus, Inc. in connection with the Company’s acquisition of Novellus, Inc. (the “Selling Stockholders”). All of the Shares are being registered for resale on behalf of the Selling Stockholders pursuant to the Registration Rights Agreement dated July 16, 2021, between the Company and the Selling Stockholders.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined and relied on (i) a signed copy of the Registration Statement, (ii) a signed copy of the Registration Rights Agreement dated July 16, 2021 between the Company and the Selling Stockholders, (iii) the Restated Certificate of Incorporation of the Company, as amended, and the Amended and Restated Bylaws of the Company, each as currently in effect, and (iv) the corporate actions of the Company that provide for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have also examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company.

For the purposes of this opinion letter, we have made assumptions that are customary in opinion letters of this kind, including the accuracy and completeness of each document furnished to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of all such originals, the legal competence of all signatories to such documents, and the genuineness of all signatures. We assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholders, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

Our opinion below is limited to the General Corporation Law of the State of Delaware and is rendered as of the date of this letter. We assume no obligation to update or supplement such opinion in order to reflect any changes of law or fact that may occur.

K&L GATES LLP
STATE STREET FINANCIAL CENTER   ONE LINCOLN STREET   BOSTON   MA 02111
T +1 617 261 3100  F +1 617 261 3175  klgates.com

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable

We are furnishing this opinion letter to you solely in connection with the Registration Statement. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 6.01(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm therein and in the related Prospectus under the caption “Legal Matters.” In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP